EXHIBIT 99.7

                     Form of Nominee Holder Certificate Form

              FIDELITY FEDERAL BANCORP NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depositary or other nominee holder of subscription rights ("Rights") to purchase shares of common stock ("Common Stock") of Fidelity Federal Bancorp (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated __________, 2001 (the "Prospectus"), hereby certifies to the Company that:

         (1) the undersigned has exercised the number of Rights specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the Over-Subscription Privilege (as described in the Prospectus), listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

         (2) each such beneficial owner's Basic Subscription Privilege has been exercised in full if it is exercising its Over-Subscription Privilege.

Number of Shares Owned on               Rights Exercised Pursuant  to           Number of Shares Subscribed
The Record Date                         Basic Subscription Privilege            to Pursuant to Over-
                                                                                Subscription Privilege
1.
2.
3.
4.
5.

[Name of Bank, Broker, Trustee, Depositary or Other Nominee]

By: ____________________
Name:
Title: